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                                                                    EXHIBIT 99.2
                          CONSENT OF TRUSTEE NOMINEE

To LaSalle Hotel Properties:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of LaSalle Hotel Properties (the "Trust") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a Trustee of the Trust subsequent to the closing of the Trust's initial public offering.



                                                      /s/ George F. Little, II
                                                     ---------------------------
                                                      George F. Little, II


Dated: March 26, 1998